Exhibit 99.1

PHH CORPORATION ANNOUNCES TERMINATION
OF PREVIOUSLY ANNOUNCED MERGER AGREEMENT

Mt. Laurel, NJ, January 1, 2008 – PHH Corporation (the “Company”) (NYSE: PHH) today announced that it has given a notice of termination to General Electric Capital Corporation (“GECC”), a unit of General Electric Company, pursuant to the merger agreement (the “Merger Agreement”) dated March 15, 2007 between the Company and GECC.  As previously disclosed, the Merger Agreement provided that a wholly-owned subsidiary of GECC would merge with and into the Company (the “Merger”) and that immediately following the closing of the Merger GECC would sell the Company’s mortgage business to Pearl Mortgage Acquisition 2 L.L.C. (“Pearl Acquisition”), an affiliate of The Blackstone Group (the “Mortgage Business Sale”). The Company terminated the Merger Agreement pursuant to Section 8.1(b)(ii) because the Merger was not completed by December 31, 2007.

It was a condition to closing of the Merger that Pearl Acquisition be ready, willing and able to consummate the Mortgage Business Sale.  As disclosed previously in the Company’s Current Report on Form 8-K filed on September 17, 2007, Pearl Acquisition had expressed concern about its ability to obtain debt financing to consummate the Mortgage Business Sale. The Company has been informed that Pearl Acquisition was not able to obtain the requisite debt financing.  Pursuant to the terms of the Merger Agreement, the Company has requested payment of $50 million from an affiliate of The Blackstone Group as a termination fee.

Mr. A. B. Krongard, non-executive Chairman of the Board of the Company, commented, “I am disappointed that we could not conclude the transactions contemplated by the Merger Agreement.  The Board will determine in due course whether to continue to explore the Company’s strategic alternatives.  The Board remains focused and committed to delivering value for our stockholders regardless of the decision.”

There can be no assurance that any further exploration of strategic alternatives that the Board may determine to undertake will result in any agreements or transactions.  The Company does not intend to disclose developments with respect to any exploration of strategic alternatives unless and until its Board of Directors has made a decision regarding a specific course of action.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the Company and its subsidiaries please visit our website at  www.phh.com.

1Inside Mortgage Finance, Copyright 2007

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts:

Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-8679